UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

iTeos Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39401	84-3365066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street
Watertown , Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 339 217 0161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITOS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 28, 2025, iTeos Therapeutics, Inc. (the “Company”) announced its intention to wind down its clinical and operational activities. The action was taken as part of the Company’s review of strategic alternatives to maximize shareholder value following the Company’s decision to terminate its belrestotug development program and the termination of the Company’s collaboration with GlaxoSmithKline Intellectual Property (No. 4) Limited (“GSK”).

The Company expects to incur charges in connection with the wind down consisting of (i) severance and other termination costs related to employees who would be terminated of approximately $21.8 million to $24.7 million, (ii) contract and lease termination costs, (iii) costs to wind down the Company’s belrestotug development program with GSK, and (iv) costs to wind down the Company’s other clinical development programs of approximately $11.1 million, all of which are anticipated to result in future cash expenditures. The cessation of the Company’s operations at its facilities in Belgium is subject to a consultation process at such facilities. The amount of these charges and the cash expenditures will depend in part on the outcome of such consultation process. At this time, the Company is unable to make a good faith estimate of the total amount or range of amounts to be incurred in connection with the intended wind down, nor an estimate of the amount or range of amounts of contract and lease termination costs and future costs to wind down the Company’s belrestotug development program with GSK. In accordance with Item 2.05 of Form 8-K, the Company will timely file an amendment to this report upon the determination of such amounts. The Company expects that the intended wind down would be substantially completed in the third quarter of 2025, except for the wind down of its clinical development programs, which is expected to occur thereafter.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statements that are not solely statements of historical fact are forward-looking statements. Words such as “intend,” “will,” “expects,” “estimates,” “future,” “anticipates,” “upcoming” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to the timing of the Company’s wind down activities, expected charges and future cash expenditures and the outcome of the consultation process at the Company’s Belgian facilities.

These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: the wind down may take longer than currently anticipated, the Company may incur additional costs not currently contemplated as part of the wind down, including as a result of negotiations with affected employees, and those risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission as well as other SEC filings made by the Company which you are encouraged to review.

Any of the foregoing risks could materially and adversely affect the Company and the trading price of the Company’s common stock. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K. The Company does not undertake any obligation to publicly update its forward-looking statements other than as required by law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2025, to assist in enhancing the retention of the Company’s executive officers in connection with the Company’s review of strategic alternatives and based on a review of peer group data and, in the case of the Company’s Chief Executive Officer, to correct an administrative error as it relates to the base salary continuation component of his severance, the Company entered into amendments to the existing employment agreements between the Company and each of Michel Detheux, Ph.D., the Company’s Chief Executive Officer (the “Detheux Amendment”), Matthew Call, the Company’s Chief Operating Officer (the “Call Amendment”), and David Feltquate, M.D., Ph.D., the Company’s Chief Medical Officer (the “Feltquate Amendment” and, together with the Detheux Amendment and the Call Amendment, the “Amendments”).

Under the Detheux Amendment, if Dr. Detheux’s employment is terminated by the Company without Cause or by Dr. Detheux for Good Reason, in each case during of the Change in Control Period (each as defined in Dr. Detheux’s existing employment agreement (the “Detheux Agreement”)), and subject to the execution of a separation agreement, including a general release of claims in the Company’s favor, Dr. Detheux will be entitled to receive, in addition to the existing entitlements under the Detheux Agreement, a lump sum cash payment equal to an additional six months of Dr. Detheux’s Base Salary (as defined in the Detheux Agreement) and an amount equal to 1.5x Dr. Detheux’s Target Bonus (as defined in the Detheux Agreement) in effect for the year in which the date of termination occurs. In addition, upon a termination of Dr. Detheux’s employment by the Company’s without Cause or by Dr. Detheux for Good Reason, he will be entitled to reimbursement of COBRA premiums for up to 18 months following termination.

Under each of the Call Amendment and the Feltquate Amendment, respectively, if Mr. Call’s or Dr. Feltquate’s employment is terminated by the Company without Cause or by Mr. Call or Dr. Feltquate for Good Reason, in each case during of the Change in Control Period (each as defined in the executive’s existing employment agreement (the “Call Agreement” or the “Feltquate Agreement”, respectively)), and subject to the execution of a separation agreement, including a general release of claims in the Company’s favor, in addition to the existing entitlements under the Call Agreement or the Feltquate Agreement, as applicable, the executive will be entitled to receive, an amount equal to 1.0x the executive’s Target Bonus (as defined in the Call Agreement or the Feltquate Agreement, respectively ) in effect for the year in which the date of termination occurs. In addition, upon a termination of the executive’s employment by the Company’s without Cause or by the executive for Good Reason, he will be entitled to reimbursement of COBRA premiums for up to 12 months following termination.

All other terms and conditions of the Detheux Agreement, Call Agreement and Feltquate Agreement remained unchanged in all material respects. A “Change in Control” as defined in the respective employment agreement does not include a dissolution of the Company. The foregoing description of the Amendments is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the Detheux Amendment, the Call Amendment and the Feltquate Amendment, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 28, 2025, the Company issued a press release announcing its intention to wind down substantially all of its operations, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Employment Agreement between iTeos Therapeutics, Inc. and Michel Detheux, dated May 27, 2025
10.2	First Amendment to the Employment Agreement between iTeos Therapeutics, Inc. and Matthew Call, dated May 27, 2025
10.3	First Amendment to the Employment Agreement between iTeos Therapeutics, Inc. and David Feltquate, dated May 27, 2025
99.1	Press release issued by iTeos Therapeutics, Inc. on May 28, 2025, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iTeos Therapeutics, Inc.

Date:	May 28, 2025	By:	/s/ Michel Detheux
Michel Detheux, Ph.D. President and Chief Executive Officer